Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FISCAL 2016
EARNINGS OF $11.9 MILLION

•	Basic and diluted EPS of $0.27 and $0.26 for the quarter and $0.83 and $0.79 for the year

•	Year over year increases of $2.9 million and $9.3 million in quarterly and yearly net interest income

•	Bankcard and deposit fee quarterly income grew year over year by $413,000, or 14.9%

•	Nonperforming assets at 0.45% of total assets at September 30, 2016

•	Growth in legacy loans of $6.4 million for the quarter

•	Quarterly growth in tangible book value per share of $0.25 to $11.36 at September 30, 2016

West Point, Georgia, November 4, 2016 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $3.8 million for the quarter ended September 30, 2016, or $0.27 and $0.26 per basic and diluted share, respectively, compared with net income of $553,000, or $0.04 per basic and diluted share, for the quarter ended September 30, 2015. Net income for the year ended September 30, 2016, was $11.9 million, or $0.83 and $0.79 per basic and diluted share, respectively, compared with net income of $5.6 million, or $0.35 and $0.34 per basic and diluted share, respectively, for the year ended September 30, 2015.
Net income for the current year quarter increased $3.3 million over the prior-year quarter due in part to a $2.5 million impairment charge to the FDIC receivable in the prior-year quarter, as well as increased loan interest income and deposit fee income generated by the acquisition of CBS Financial Corporation ("CBS") in the third quarter of fiscal 2016.
The year over year increase in net income of $6.3 million was partially attributable to $3.6 million of nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC, as well as the prior-year FDIC impairment charge, partially offset by $4.2 million of acquisition expenses from the purchase of CBS. Core system conversion was completed in July and integration expenses are substantially completed.
Quarterly Operating Results
Quarterly earnings for the fourth quarter of fiscal 2016 compared with the fourth quarter of fiscal 2015 were positively impacted by the following items:

•	Loan interest income increased $3.1 million, or 32.9%, while loan interest income excluding accretion and amortization of loss share receivable increased $3.6 million, or 44.7%.

•	Deposit and bankcard fee income increased by a combined $413,000, or 14.9%.

Exhibit 99.1

•	Gain on sale of loans and servicing released loan fees increased $350,000, or 76.2%, due to increased activity in both legacy markets and the newly acquired market.

•	Interest expense on FHLB borrowings decreased $173,000, or 30.9%, due to a maturing advance being extended at a substantially lower rate during the third quarter of fiscal 2016.

•
As a result of the early termination of the Company's loss-sharing agreements with the FDIC in the fourth quarter of fiscal 2015, a $2.5 million impairment charge to earnings was recorded. No such charge was recorded in the fourth quarter of fiscal 2016.

The above increases to net income were partially offset by the following items:

•	Interest expense on deposits increased $454,000, or 68.4%, due to higher balances from both the CBS acquisition and legacy markets.

•	Salaries and employee benefits increased $1.0 million, or 18.8%, due to increased payroll as well as final severance costs related to the CBS acquisition.

•	Income tax expense increased $1.8 million due to an increase of $5.1 million in income before income taxes.
Chairman and CEO Robert L. Johnson said, “Our fourth quarter results clearly show the transformative impact of the acquisition of CBS Financial Corporation on our earnings. With the acquisition now behind us, the Company can focus on its expanded market presence in Atlanta.
"We have taken a major step toward our goal of increasing our earnings to the level that supports our stock price," Mr. Johnson continued. "Looking ahead to 2017, we believe our strategy of building bankcard and deposit fee income, in addition to net interest income, provides revenue diversification, which lowers risk to our earnings."
Financial Condition
The Company's total assets increased $415.9 million to $1.4 billion at September 30, 2016, from $1.0 billion at September 30, 2015. Net loans increased $279.3 million, or 39.1%, to $994.1 million at September 30, 2016, from $714.8 million at September 30, 2015. These increases were largely attributable to the completion of the acquisition of CBS, which brought in $376.4 million of total assets and $300.8 million of loans, respectively. Legacy loans increased $6.4 million and $3.8 million during the quarter and year ended September 30, 2016, to $729.5 million, while new originations from former CBS branches totaled $22.8 million since the acquisition date of April 15, 2016.
Total deposits were $1.2 billion at September 30, 2016, compared with $738.9 million at September 30, 2015. The increase was due in part to the acquisition of CBS, which added $333.7 million of deposits to the Company's portfolio, as well as a continued increase in the Company's legacy deposits, which grew $75.2 million during the year ended September 30, 2016. Overall, transaction and money market accounts increased $150.7 million and $115.6 million, respectively, at September 30, 2016.
Total stockholders' equity decreased to $203.1 million at September 30, 2016, compared to $204.9 million at September 30, 2015, due primarily to $13.2 million of share repurchases during fiscal 2016, offset by $11.9 million of net income during the same period. Book value per share increased to $13.52 at September 30, 2016, from $12.79 per share at September 30, 2015, due to the effects of the company's stock repurchases, offset by our retention of earnings. Tangible book value per share decreased to $11.36 at September 30, 2016, compared to $12.48 at September 30, 2015, due to $25.5 million of goodwill generated by the purchase of CBS, partially offset by stock repurchases during fiscal 2016 and the associated reduced share count at September 30, 2016. However, tangible book value per share increased $0.25 from $11.11 at June 30, 2016, as a result of our earnings in the current quarter.
Net Interest Income and Net Interest Margin
Net interest income increased to $12.2 million for the quarter ended September 30, 2016, compared with $9.3 million for the quarter ended September 30, 2015. Interest income increased $3.3 million due to a $3.6 million increase in loan interest income, excluding accretion and amortization of loss share receivable, offset by a $444,000 decrease in net purchase discount accretion and amortization of loss share receivable. Quarter over quarter, total interest expense increased $399,000 to $1.6 million for the quarter ended September 30, 2016, largely due to increased balances of higher-costing deposits from CBS. Net interest margin was 3.82% for the three months ended September 30, 2016, compared to 4.05% for the same period in 2015. The decrease was largely due to increased deposit balances, both from legacy growth and the acquisition of CBS, as well as a continued drop in accretion income. The Company's net interest margin, excluding the effects of purchase accounting, increased to 3.47% for the quarter ended September 30, 2016, compared with 3.37% for the quarter ended September 30, 2015.
Net interest income for the year ended September 30, 2016 increased $9.3 million, or 28.2%, to $42.2 million, compared to $32.9 million for the prior-year period. Interest income increased $9.9 million primarily due to an increase of $7.2 million, or 19.7%, in loan interest income to $43.5 million. Loan interest income, excluding accretion and amortization of loss share receivable

Exhibit 99.1

increased $8.7 million, while net purchase discount accretion and amortization of loss share receivable increased $813,000 during the twelve months ended September 30, 2016, partly due to the discontinuation of the Company's loss-sharing agreements and resultant discontinuation of amortization of the FDIC loss share receivable, which totaled $2.4 million during the year ended September 30, 2015. Income on interest-earning deposits in other financial institutions increased $123,000 due to higher cash balances as well as the Federal Reserve's decision to increase interest rates in December of 2015.
Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $462,000 over the next four quarters related to its acquisition of the First National Bank of Florida and $2.6 million related to the CBS acquisition over the life of the loans acquired.
Provision for Loan Losses
The Company recorded a negative provision for loan losses of $150,000 and $250,000 in the quarter and year ended September 30, 2016, respectively, due to the continued positive credit quality trends of the loan portfolio and net recoveries of previously charged-off loans. No provision was recorded in the three and 12 months ended September 30, 2015.
Noninterest Income and Expense
Noninterest income for the quarter ended September 30, 2016 increased to $4.9 million, compared with $1.5 million for the prior-year period. The increase was due to a $2.5 million impairment charge to the Company's FDIC receivable for loss sharing agreements taken in the fourth quarter of 2015 as part of the early termination of the agreements, along with a $413,000 increase in bankcard fee and other deposit fee income and a $350,000 increase in gain on sale of loans and servicing released loan fees in the current-year quarter.
Noninterest expense for the quarter ended September 30, 2016 increased $1.4 million to $11.4 million, compared with the same period in fiscal 2015, due in part to an increase of $1.0 million in salaries and employee benefits, $103,000 of which was attributable to merger expenses in the form of severance payments and contract buyouts. Additionally, occupancy and data processing expenses increased $289,000 and $104,000 to $1.4 million and $904,000, respectively, while the net benefit of operations of real estate owned increased $290,000 to $309,000 as a result of several gains on the sales of real estate. The Company's efficiency ratio for the quarter and year ended September 30, 2016 was 66.33% and 71.93%, respectively, compared to 92.49% and 81.47% for the same periods in 2015.
"Our improved efficiency ratio shows the impact of the additional operating leverage from the CBS acquisition," Mr. Johnson said.
Noninterest income for the year ended September 30, 2016 increased $8.6 million to $21.0 million, compared with $12.3 million for the prior-year period. The improvement was due to $3.6 million in nonrecurring recoveries on loans that were previously covered by loss share agreements with the FDIC and a prior-year $2.4 million impairment charge to the FDIC receivable for loss sharing agreements, along with increases of $1.5 million in bankcard fee and other deposit fee income and $506,000 in gain on sale of loans and servicing released loan fees.
Noninterest expense for the year ended September 30, 2016 increased $8.6 million to $45.4 million, compared with the same period in fiscal 2015. The increase was partly attributable to merger-related costs for the current year period, which totaled $4.2 million, largely concentrated in severance costs, data processing expenses and legal and professional fees. The acquisition also impacted ongoing operational costs due to increased payroll and operational expenses. There were smaller increases in legacy operations in compensation and professional fees. These increases were offset slightly by a $371,000 decrease in the net cost of operations of real estate owned.
Asset Quality
Asset quality remained strong with nonperforming assets at 0.45% of total assets and the allowance for loan losses at 1.03% of total loans and 277.66% of nonperforming loans at September 30, 2016. Not included in the allowance is $2.6 million in yield and credit discounts on the CBS acquired loans. The allowance for loan losses was 1.35% of legacy loans. The Company recorded net loan recoveries of $404,000 and $1.1 million in its allowance for loan losses for the quarter and year ended September 30, 2016, respectively, compared with net loan recoveries of $55,000 and $18,000 for the same periods in fiscal 2015.
Capital Management
The company did not repurchase shares during the quarter ended September 30, 2016. Beginning with the first quarter of fiscal 2014 through the third quarter of fiscal 2016, the Company repurchased 8.1 million shares, or 35.6%, of the Company's common stock for $91.9 million. On October 25, 2016, the company announced an increased dividend of $0.055 per share, up from the $0.05 per share dividend announced in the previous 14 quarters.

Exhibit 99.1

Mr. Johnson concluded, “With slightly less than two full quarters since the CBS acquisition, we have seen significant improvements in our return on assets and return on equity for the year to 0.98% and 5.90%, respectively, and we have added significant leverage to both our capital and operational structure. We are well-positioned to continue leveraging our expense structure and capital through organic and potential acquisitive growth. Our acquisition strategy is to seek out targets with an enduring loan portfolio, quality retail deposits and strongly accretive earnings. We continue to look for potential acquisitions that are additive to our existing franchise and will focus on these factors to maximize returns to our shareholders."
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “intend,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	September 30, 2016	September 30, 2015 (1)
Assets
Cash and amounts due from depository institutions	$14,472,867	$9,921,822
Interest-earning deposits in other financial institutions	77,376,632	20,421,403
Cash and cash equivalents	91,849,499	30,343,225
Loans held for sale, fair value of $2,991,756 and $1,444,042	2,941,982	1,406,902
Certificates of deposit held at other financial institutions	14,496,410	—
Investment securities available for sale	206,336,287	184,404,089
Federal Home Loan Bank stock	3,361,800	3,515,600
Restricted securities, at cost	279,000	—
Loans receivable	1,005,702,737	725,673,178
Unamortized loan origination fees, net	(1,278,830)	(1,423,456)
Allowance for loan losses	(10,371,416)	(9,488,512)
Loans receivable, net	994,052,491	714,761,210
Other real estate owned	2,706,461	3,410,538
Accrued interest and dividends receivable	3,442,051	2,668,406
Premises and equipment, net	28,078,591	19,660,012
Goodwill	29,793,756	4,325,282
Other intangible assets, net of amortization	2,639,608	157,226
Cash surrender value of life insurance	49,268,973	48,423,510
Deferred income taxes	5,416,625	5,674,095
Other assets	8,349,888	8,329,239
Total assets	$1,443,013,422	$1,027,079,334
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,161,843,586	$738,855,076
Federal Home Loan Bank advances	50,000,000	62,000,000
Floating rate junior subordinated debt	6,587,549	—
Advance payments by borrowers for taxes and insurance	2,298,513	1,745,753
Other liabilities	19,134,238	19,547,895
Total liabilities	1,239,863,886	822,148,724
Stockholders’ equity:
Common stock, $0.01 par value; 15,031,076 shares issued and outstanding at September 30, 2016 and 16,027,654 shares issued and outstanding at September 30, 2015	150,311	160,277
Preferred stock, $0.01 par value; 50,000,000 shares authorized at September 30, 2016 and September 30, 2015	—	—
Additional paid-in capital	83,651,623	95,355,054
Unearned compensation – ESOP	(5,106,169)	(5,551,193)
Retained earnings	123,349,890	114,362,386
Accumulated other comprehensive income	1,103,881	604,086
Total stockholders’ equity	203,149,536	204,930,610
Total liabilities and stockholders’ equity	$1,443,013,422	$1,027,079,334
__________________________________

(1)	Financial information at September 30, 2015 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Interest income:
Loans receivable	$12,680,420	$9,542,999	$43,548,848	$36,375,782
Taxable investment securities	938,603	934,694	3,742,085	3,655,493
Nontaxable investment securities	4,955	—	11,657	12,417
Federal Home Loan Bank stock	40,778	33,945	154,272	142,947
Interest-earning deposits in other financial institutions	103,924	7,973	216,736	93,432
Certificates of deposit held at other financial institutions	50,999	—	105,451	—
Restricted securities	2,510	—	5,013	—
Amortization of FDIC loss share receivable	—	—	—	(2,387,205)
Total interest income	13,822,189	10,519,611	47,784,062	37,892,866
Interest expense:
Deposits	1,117,586	663,474	3,452,758	2,727,372
Borrowings	386,975	559,800	1,955,445	2,285,550
Floating rate junior subordinated debt	117,801	—	221,571	—
Total interest expense	1,622,362	1,223,274	5,629,774	5,012,922
Net interest income	12,199,827	9,296,337	42,154,288	32,879,944
Provision for loan losses	(150,000)	—	(250,000)	—
Net interest income after provision for loan losses	12,349,827	9,296,337	42,404,288	32,879,944
Noninterest income:
Service charges on deposit accounts	1,860,824	1,690,972	7,043,693	6,449,248
Bankcard fees	1,318,650	1,075,541	4,953,645	4,032,421
Gain (loss) on investment securities available for sale	—	—	48,885	(27,209)
Bank owned life insurance	332,594	320,565	1,225,422	1,245,382
Gain on sale of loans and loan servicing release fees	808,228	458,699	2,118,012	1,612,335
Brokerage commissions	198,670	164,987	650,727	732,336
Recoveries on acquired loans previously covered under FDIC loss share agreements	—	—	3,625,000	—
FDIC receivable for loss sharing agreements impairment	—	(2,529,134)	—	(2,434,903)
Other	398,791	314,535	1,298,746	719,620
Total noninterest income	4,917,757	1,496,165	20,964,130	12,329,230
Noninterest expenses:
Salaries and employee benefits	6,634,984	5,585,634	25,655,810	20,712,215
Occupancy	1,397,882	1,109,286	5,139,533	4,380,783
Data processing	903,769	799,864	4,427,636	2,931,736
Legal and professional	462,627	404,274	2,314,519	1,382,300
Marketing	421,130	464,496	1,590,171	1,639,943
Federal insurance premiums and other regulatory fees	239,912	191,337	859,125	755,872
Net (benefit) cost of operations of real estate owned	(309,222)	(19,011)	(334,954)	35,562
Furniture and equipment	239,817	278,160	870,675	881,465
Postage, office supplies and printing	276,588	186,055	868,674	872,837
Core deposit intangible amortization expense	157,773	60,045	415,617	266,451
Other	928,310	922,206	3,591,408	2,972,536
Total noninterest expenses	11,353,570	9,982,346	45,398,214	36,831,700
Income before income taxes	5,914,014	810,156	17,970,204	8,377,474
Income tax expense	2,103,296	257,463	6,106,884	2,805,312
Net income	$3,810,718	$552,693	$11,863,320	$5,572,162
Basic net income per share	$0.27	$0.04	$0.83	$0.35
Diluted net income per share	$0.26	$0.04	$0.79	$0.34
Weighted average number of common shares outstanding	14,185,824	15,299,717	14,371,126	15,717,421
Weighted average number of common and potential common shares outstanding	14,798,042	15,982,127	14,983,344	16,399,831

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015 (1)	9/30/2016	9/30/2015 (1)

Consolidated balance sheet data:
Total assets	$1,443,013	$1,427,851	$1,051,281	$1,004,880	$1,027,079	$1,443,013	$1,027,079
Cash and cash equivalents	91,849	106,108	79,331	51,881	30,343	91,849	30,343
Loans receivable, net	994,052	993,786	701,399	679,870	714,761	994,052	714,761
Other real estate owned	2,706	3,181	2,711	3,165	3,411	2,706	3,411
Securities available for sale	206,336	169,737	172,197	175,988	184,404	206,336	184,404
Transaction accounts	478,028	472,123	353,834	331,570	327,373	478,028	327,373
Total deposits	1,161,844	1,155,245	791,692	744,234	738,855	1,161,844	738,855
Borrowings	56,588	56,553	50,000	50,000	62,000	56,588	62,000
Total stockholders’ equity	203,150	199,800	198,031	198,368	204,931	203,150	204,931

Consolidated earnings summary:
Interest income	$13,822	$13,635	$9,888	$10,439	$10,519	$47,784	$37,893
Interest expense	1,622	1,552	1,237	1,218	1,223	5,630	5,013
Net interest income	12,200	12,083	8,651	9,221	9,296	42,154	32,880
Provision for loan losses	(150)	(100)	—	—	—	(250)	—
Net interest income after provision for loan losses	12,350	12,183	8,651	9,221	9,296	42,404	32,880
Noninterest income	4,918	4,703	4,513	6,831	1,496	20,964	12,329
Noninterest expense	11,354	15,064	9,903	9,079	9,982	45,398	36,832
Income tax expense	2,103	527	1,118	2,359	257	6,107	2,805
Net income	$3,811	$1,295	$2,143	$4,614	$553	$11,863	$5,572

Per share data:
Earnings per share – basic	$0.27	$0.09	$0.15	$0.31	$0.04	$0.83	$0.35
Earnings per share – fully diluted	$0.26	$0.09	$0.14	$0.30	$0.04	$0.79	$0.34
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.20	$0.20

Weighted average basic shares	14,186	14,185	14,225	14,886	15,300	14,371	15,717
Weighted average diluted shares	14,798	14,842	14,910	15,545	15,982	14,983	16,400
Total shares outstanding	15,031	15,031	15,026	15,229	16,028	15,031	16,028

Book value per share	$13.52	$13.29	$13.18	$13.03	$12.79	$13.52	$12.79
Tangible book value per share (2)	$11.36	$11.11	$12.89	$12.73	$12.48	$11.36	$12.48
__________________________________

(1)	Financial information at and for the year ended September 30, 2015 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015

Loans receivable:
1-4 family residential real estate	$236,940	$234,346	$190,180	$182,297	$188,044	$236,940	$188,044
Commercial real estate	595,157	586,082	392,946	396,023	416,576	595,157	416,576
Commercial	71,865	64,700	43,741	39,836	37,444	71,865	37,444
Real estate construction	80,500	104,389	72,323	61,816	77,217	80,500	77,217
Consumer and other	21,241	15,638	13,205	10,715	6,392	21,241	6,392
Total loans receivable (1)	$1,005,703	$1,005,155	$712,395	$690,687	$725,673	$1,005,703	$725,673

Allowance for loan losses:
Balance at beginning of period	$10,118	$9,850	$9,695	$9,489	$9,433	$9,489	$9,471
Charge-offs	(1)	(7)	(205)	(15)	(263)	(228)	(529)
Recoveries	404	375	360	221	319	1,360	547
Provision	(150)	(100)	—	—	—	(250)	—
Balance at end of period	$10,371	$10,118	$9,850	$9,695	$9,489	$10,371	$9,489

Nonperforming assets: (2)
Nonaccrual loans	$3,735	$3,371	$2,098	$2,463	$4,114	$3,735	$4,114
Loans delinquent 90 days or greater and still accruing	—	—	52	14	14	—	14
Total nonperforming loans	3,735	3,371	2,150	2,477	4,128	3,735	4,128
Other real estate owned (3)	2,706	3,181	2,711	3,165	3,411	2,706	3,411
Total nonperforming assets	$6,441	$6,552	$4,861	$5,642	$7,539	$6,441	$7,539

Troubled debt restructuring:
Troubled debt restructurings - accruing	$4,585	$4,999	$7,267	$7,265	$6,046	$4,585	$6,046
Troubled debt restructurings - nonaccrual	1,760	1,716	332	317	1,607	1,760	1,607
Total troubled debt restructurings	$6,345	$6,715	$7,599	$7,582	$7,653	$6,345	$7,653
__________________________________

(1)	Included in the loan balances are loans that were previously covered under loss share agreements with the FDIC in the amount of $46.8 million at September 30, 2015.

(2)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

(3)	Included in the balances is OREO that was previously covered under loss share agreements with the FDIC in the amount of $2.4 million at September 30, 2015.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015

Return on equity (annualized)	7.55%	2.61%	4.32%	8.97%	1.06%	5.90%	2.62%
Return on assets (annualized)	1.07%	0.38%	0.83%	1.83%	0.22%	0.98%	0.56%
Net interest margin (annualized)	3.82%	3.97%	3.72%	4.03%	4.05%	3.89%	3.67%
Net interest margin, excluding the effects of purchase accounting (1)	3.47%	3.53%	3.36%	3.51%	3.37%	3.47%	3.26%
Bank tier 1 leverage ratio (2)	11.51%	11.32%	17.13%	17.19%	16.04%	11.51%	16.04%
Bank total risk-based capital ratio	15.26%	14.99%	22.98%	23.23%	21.71%	15.26%	21.71%
Effective tax rate	35.56%	28.91%	34.28%	33.83%	31.78%	33.98%	33.49%
Yield on loans	5.07%	5.20%	5.03%	5.33%	5.40%	5.15%	5.13%
Cost of deposits	0.46%	0.43%	0.42%	0.42%	0.42%	0.43%	0.44%

Asset quality ratios: (3)
Allowance for loan losses as a % of total loans (4)	1.03%	1.00%	1.38%	1.40%	1.30%	1.03%	1.30%
Allowance for loan losses as a % of nonperforming loans	277.66%	300.10%	458.13%	391.42%	229.85%	277.66%	229.85%
Nonperforming assets as a % of total loans and OREO	0.64%	0.65%	0.68%	0.81%	1.04%	0.64%	1.04%
Nonperforming assets as a % of total assets	0.45%	0.46%	0.46%	0.56%	0.73%	0.45%	0.73%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.16)%	(0.15)%	(0.09)%	(0.12)%	(0.15)%	(0.13)%	—%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts, a non-GAAP measure, in the amount of $3.8 million, $4.7 million, $2.0 million, $3.1 million and $3.8 million for the quarters ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

(2)	During the quarter ended June 30, 2016, a net downstream of capital was made between the holding company and the bank in the amount of $6.1 million as part of the Company's acquisition of CBS.

(3)
Ratios for the three and twelve months ended September 30, 2016 and 2015, and the three months ended June 30, 2016, March 31, 2016, and December 31, 2015 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(4)
Accounting requirements for the third quarter 2016 acquisition of CBS have affected the comparability of the allowance for loan losses as a percentage of loans. Excluding former CBS loans totaling $236.4 million and $264.7 million at September 30, 2016, and June 30, 2016, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.35% and 1.37% of all other loans at September 30, 2016 and June 30, 2016, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	9/30/2016			9/30/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$85,687	$104	0.49%	$21,165	$8	0.15%
Certificates of deposit held at other financial institutions	16,395	51	1.24	—	—	—
FHLB common stock and other equity securities	3,362	41	4.85	3,387	34	4.01
Taxable investment securities	169,555	939	2.21	187,117	934	2.00
Nontaxable investment securities (1)	1,607	5	1.23	—	—	—
Restricted securities	279	3	3.60	—	—	—
Loans receivable (1)(2)(3)(4)	1,001,096	11,590	4.63	706,724	8,009	4.53
Accretion and amortization of acquired loan discounts (5)		1,090	0.43		1,534	0.86
Total interest-earning assets	1,277,981	13,823	4.33	918,393	10,519	4.58
Total noninterest-earning assets	148,359			98,994
Total assets	$1,426,340			$1,017,387
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$239,141	$97	0.15%	$178,538	$57	0.13%
Bank rewarded checking	50,566	24	0.19	46,915	23	0.20
Savings accounts	63,196	7	0.04	51,300	3	0.02
Money market deposit accounts	241,286	180	0.30	126,889	69	0.22
Certificate of deposit accounts	373,197	810	0.87	232,738	511	0.88
Total interest-bearing deposits	967,386	1,118	0.46	636,380	663	0.42
Borrowed funds	50,000	387	3.10	58,773	560	3.81
Floating rate junior subordinated debt	6,564	118	7.18	—	—	—
Total interest-bearing liabilities	1,023,950	1,623	0.63	695,153	1,223	0.70
Noninterest-bearing deposits	180,015			100,544
Other noninterest-bearing liabilities	20,605			13,379
Total noninterest-bearing liabilities	200,620			113,923
Total liabilities	1,224,570			809,076
Total stockholders' equity	201,770			208,311
Total liabilities and stockholders' equity	$1,426,340			$1,017,387
Net interest income		$12,200			$9,296
Net interest earning assets (6)		$254,031			$223,240
Net interest rate spread (7)			3.70%			3.88%
Net interest margin (8)			3.82%			4.05%
Net interest margin, excluding the effects of purchase accounting (9)			3.47%			3.37%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.81%			132.11%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.8 million and $3.8 million for the quarters ended September 30, 2016 and September 30, 2015, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	9/30/2016			9/30/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$52,667	$217	0.41%	$42,836	$93	0.22%
Certificates of deposit held at other financial institutions	8,946	105	1.18	—	—	—
FHLB common stock and other equity securities	3,222	154	4.79	3,304	143	4.33
Taxable investment securities	173,888	3,742	2.15	183,956	3,656	1.99
Nontaxable investment securities (1)	997	12	1.17	2,988	12	0.42
Restricted securities	129	5	3.89	—	—	—
Loans receivable (1)(2)(3)(4)	845,014	39,178	4.64	662,283	30,431	4.59
Accretion and amortization of acquired loan discounts (5)		4,371	0.52		3,558	0.53
Total interest-earning assets	1,084,863	47,784	4.40	895,367	37,893	4.23
Total noninterest-earning assets	122,069			105,145
Total assets	$1,206,932			$1,000,512
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$206,985	$278	0.13%	$171,792	$214	0.12%
Bank rewarded checking	49,077	97	0.20	48,272	100	0.21
Savings accounts	56,963	23	0.04	49,782	10	0.02
Money market deposit accounts	185,818	522	0.28	125,151	265	0.21
Certificate of deposit accounts	297,270	2,533	0.85	227,917	2,138	0.94
Total interest-bearing deposits	796,113	3,453	0.43	622,914	2,727	0.44
Borrowed funds	51,181	1,955	3.82	54,513	2,286	4.19
Floating rate junior subordinated debt	3,022	222	7.33	—	—	—
Total interest-bearing liabilities	850,316	5,630	0.66	677,427	5,013	0.74
Noninterest-bearing deposits	140,423			98,340
Other noninterest-bearing liabilities	15,040			12,203
Total noninterest-bearing liabilities	155,463			110,543
Total liabilities	1,005,779			787,970
Total stockholders' equity	201,153			212,542
Total liabilities and stockholders' equity	$1,206,932			$1,000,512
Net interest income		$42,154			$32,880
Net interest earning assets (6)		$234,547			$217,940
Net interest rate spread (7)			3.74%			3.49%
Net interest margin (8)			3.89%			3.67%
Net interest margin, excluding the effects of purchase accounting (9)			3.47%			3.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			127.58%			132.17%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.4 million and $4.6 million for the twelve months ended September 30, 2016 and September 30, 2015, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including loans receivable income excluding accretion and amortization of loss share receivable, net interest margin excluding the effects of purchase accounting, and tangible book value per share, in its analysis of the Company's performance. Loans receivable income excluding accretion and amortization of loss share receivable excludes the following from loans receivable income: accretion from purchase discounts related to acquired loans and amortization of the FDIC loss share receivable. Net interest margin excluding the effects of purchase accounting excludes the following from net interest margin: net purchase discount accretion and amortization and the average balance of purchase discounts. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Loans Receivable Income Excluding Accretion and Amortization of Loss Share Receivable
Loans receivable income	$12,680,420	$12,563,466	$8,863,437	$9,441,525	$9,542,999
Loan purchase discount accretion	1,090,886	1,278,040	833,179	1,168,982	1,533,850
Amortization of FDIC loss share receivable	—	—	—	—	—
Net purchase discount accretion and amortization	1,090,886	1,278,040	833,179	1,168,982	1,533,850
Loans receivable income excluding accretion and amortization of loss share receivable (Non-GAAP)	$11,589,534	$11,285,426	$8,030,258	$8,272,543	$8,009,149

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.82%	3.97%	3.72%	4.03%	4.05%
Effect to adjust for net purchase discount accretion and amortization	(0.35)	(0.44)	(0.36)	(0.52)	(0.68)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.47%	3.53%	3.36%	3.51%	3.37%

Tangible Book Value Per Share
Book value per share	$13.52	$13.29	$13.18	$13.03	$12.79
Effect to adjust for goodwill and other intangible assets	(2.16)	(2.18)	(0.29)	(0.30)	(0.31)
Tangible book value per share (Non-GAAP)	$11.36	$11.11	$12.89	$12.73	$12.48

Exhibit 99.1

	For the Years Ended
	9/30/2016	9/30/2015
Loans Receivable Income Excluding Accretion and Amortization of Loss Share Receivable
Loans receivable income	$43,548,848	$36,375,782
Loan purchase discount accretion	4,371,087	5,945,442
Amortization of FDIC loss share receivable	—	(2,387,205)
Net purchase discount accretion and amortization	4,371,087	3,558,237
Loans receivable income excluding accretion and amortization of loss share receivable (Non-GAAP)	$39,177,761	$32,817,545

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.89%	3.67%
Effect to adjust for net purchase discount accretion and amortization	(0.42)	(0.41)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.47%	3.26%

Tangible Book Value Per Share
Book value per share	$13.52	$12.79
Effect to adjust for goodwill and other intangible assets	(2.16)	(0.31)
Tangible book value per share (Non-GAAP)	$11.36	$12.48